As filed with the Securities and Exchange Commission on April 27, 1998
                                                    Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              U.S. Can Corporation
             (Exact name of registrant as specified in its charter)
            Delaware                                           36-2815480
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                               900 Commerce Drive
                            Oak Brook, Illinois 60523
               (Address, of Principal Executive Offices)(Zip Code)

                              U.S. Can Corporation
                               1998 Employee Stock
                                  Purchase Plan

                              (Full Title of Plans)

                                 John R. McGowan
                                 Vice President,
                       Chief Financial Officer, Controller
                                  and Secretary
                              U.S. Can Corporation
                               900 Commerce Drive
                            Oak Brook, Illinois 60523
                     (Name and address of agent for service)
                                 (630) 571-2500
          (Telephone number, including area code, of agent for service)

                                   Copies To:
                              T. Stephen Dyer, Esq.
                                 Ross & Hardies
                            150 North Michigan Avenue
                             Chicago, Illinois 60601
                                 (312) 558-1000

                         CALCULATION OF REGISTRATION FEE


========================================================================================================
                                                       Proposed         457(h)
                                      Amount            maximum        Proposed        Amount of
           Title of                    to be        offering price     aggregate     registration
Securities to be registered(4)   registered(1)(4)    per share(2)  offering price(3)      fee
--------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          150,000           $17.25        $2,587,500        $764.00
========================================================================================================

(1) The securities being registered include a maximum of 150,000 shares issuable upon the exercise of options under the 1998 Employee Stock Purchase Plan of U.S. Can Corporation, assuming full participation of all employees under such plans.

(2) This is the average maximum offering price determined by dividing the proposed aggregate offering price by the amount of shares to be registered.

(3) Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933 (the "Act") using $17.25, the average of the high and low prices for a share of Common Stock reported by the New York Stock Exchange on April 22, 1998.

(4) In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference

      U.S. Can Corporation (the "Company") and the U.S. Can Corporation 1998 Employee Stock Purchase Plan hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) the Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997, the Company's latest year for which audited financial statements have been filed;

      (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1997;

      (c) the description of the Company's Common Stock, $.01 par value, contained in the Company's Registration Statement on Form 8-A (File No. O-21314) filed with the Commission on March 8, 1993, pursuant to Section 12 of the Exchange Act; and

      (d) the Company's Proxy Statement, filed on March 24, 1998, for its annual meeting of stockholders held on April 24, 1998, except for the report of the Compensation Committee and the Performance Graph contained therein.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.           Description of Securities

                           Not applicable.

Item 5.           Interests of Named Experts and Counsel

      A partner of Ross & Hardies, general counsel to the Company, beneficially owns 12,500 shares of Common Stock.

Item 6.           Indemnification of Officers and Directors

      Delaware General Corporation Law. The Company has statutory authority to indemnify its officers and directors. The applicable provisions of the General Corporation Law of the State of Delaware (the "GCL") state that, to the extent such person is successful on the merits or otherwise, a corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise ("such Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Person, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In any threatened pending or completed action by or in the right of the corporation, a corporation also may indemnify any such Person for costs actually and reasonably incurred by him in connection with that action's defense or settlement, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification shall be made with respect to any claim, issue or matter as to which such Person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine that such indemnity is proper.

      Under the applicable provisions of the GCL, any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made:

      (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or

      (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

      (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

      The Company's Amended and Restated Certificate of Incorporation provides for indemnification to the full extent permitted by the laws of the State of Delaware against and with respect to threatened, pending or completed actions, suits or proceedings arising from or alleged to arise from, a party's actions or omissions as a director, officer, employee or agent of the Company or of any subsidiary of the Company or of any other corporation, partnership, joint venture, trust or other enterprise which he has served in such capacity at the request of the Company if such acts or omissions occurred or were or are alleged to have occurred, while said party was a director or officer of the Company. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

      The Company maintains a director and officer liability insurance policy which indemnifies directors and officers for certain losses arising from a claim by reason of a wrongful act, as defined under the policy, under certain circumstances where the Company does not provide indemnification.

Item 7.           Exemption from Registration Claimed.

                           Not applicable.

Item 8.           Exhibits.

Exhibit                                                            Incorporation
 Number  Description                                                by Reference

  4.1    Restated Certificate of Incorporation of the Company             *4.3
  4.2    By-laws of the Company                                          **4.1
  4.3    Indenture for 101/8 Notes                                        @4.2
  4.4    Amended and Restated Credit Agreement, dated April 25, 1997      +4.1
  4.5    Amendment No. 1 to Credit Agreement                            ++10.3
  4.6    Amendment No. 2 to Credit Agreement                            +++4.4
  4.7    Shareholders Rights Agreement                                    #4.1

      5.1        Opinion  of Ross &  Hardies  regarding
                 legality  of  shares of Common Stock.
     23.1        Consent of Arthur Andersen LLP.
     23.2        Consent  of Ross &  Hardies  (contained
                 in opinion filed as Exhibit 5.1).
     24.1        Power of Attorney.                                         ***






*    Previously  filed  as  exhibit  to  the  Company's  Form  S-3  Registration
     Statement,   filed  on  June  1,  1994   (Registration  No.  33-79556)  and
     incorporated herein by reference.

** Previously filed as an exhibit to the Company's Form S-8 Registration Statement, filed on March 23, 1994 (Registration No. 33-76742) and incorporated herein by reference thereto.

@ Previously filed with the Form 10-Q Quarterly Report of the Company and United States Can Company ("U.S. Can") for the Quarterly Period ended September 29, 1996.

+ Previously filed with the Form 10-Q Quarterly Report of the Company for the Quarterly Period Ended April 6, 1997.

++ Previously filed with the Form 10-Q Quarterly Report of the Company for the Quarterly Period Ended October 5, 1997.

+++ Previously filed with the Form 10-K Annual Report of the Company for the Year Ended December 31, 1997.

# Previously filed with the Form 10-Q Quarterly Report of the Company and U.S. Can for the Quarterly Period Ended October 1, 1995.

***  Power of attorney is contained in signatures.


Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)     to include any prospectus required
                                            by Section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    to  reflect  in the  prospectus  any
                                            facts or  events  arising  after the
                                            effective date of this  Registration
                                            Statement   (or  the   most   recent
                                            post-effective   amendment  thereof)
                                            which,   individually   or  in   the
                                            aggregate,  represent a  fundamental
                                            change in the  information set forth
                                            in  this   Registration   Statement.
                                            Notwithstanding  the foregoing,  any
                                            increase  or  decrease  in volume of
                                            securities
                                            offered (if the total  dollar  value
                                            of  securities   offered  would  not
                                            exceed  that  which was  registered)
                                            and any  deviation  from  the low or
                                            high  end of the  estimated  maximum
                                            offering  range may be  reflected in
                                            the form of  prospectus  filed  with
                                            the  Commission   pursuant  to  Rule
                                            424(b)  if,  in the  aggregate,  the
                                            changes    in   volume   and   price
                                            represent  no more than a 20% change
                                            in the  maximum  aggregate  offering
                                            price set forth in the  "Calculation
                                            of  Registration  Fee"  table in the
                                            effective Registration Statement.

                                    (iii)   to include any material  information
                                            with   respect   to  the   plan   of
                                            distribution      not     previously
                                            disclosed   in   this   Registration
                                            Statement or any material  change to
                                            such     information     in     this
                                            Registration Statement;

                                    provided, however, that paragraphs (a)(1)(i)
                                    and   (a)(1)(ii)   do  not   apply   if  the
                                    registration  statement is on Form S-3, Form
                                    S-8  or  Form  F-3,   and  the   information
                                    required to be included in a  post-effective
                                    amendment by those  paragraphs  is contained
                                    in periodic  reports filed by the Registrant
                                    pursuant  to Section 13 or Section  15(d) of
                                    the Securities Exchange Act of 1934 that are
                                    incorporated    by    reference    in   this
                                    Registration Statement.

                           (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on April 27, 1998

                                                     U.S. CAN CORPORATION


                                                     By: /s/ Paul W. Jones
                                                         Paul W. Jones
                                                         President and Chief
                                                         Executive Officer


                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby constitutes and appoints Paul W. Jones and John R. McGowan, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 27, 1998


Signature



/s/ Paul W. Jones             President, Chief Executive Officer and Director
Paul W. Jones



/s/ William J. Smith          Chairman of the Board
William J. Smith



/s/ John R. McGowan           Vice President, Chief Financial Officer,
John R. McGowan               Controller and Secretary



/s/ Benjamin F. Bailar        Director
Benjamin F. Bailar



/s/ Francisco A. Soler        Director
Francisco A. Soler



/s/ Louis B. Susman           Director
Louis B. Susman



                              Director
Carl Ferenbach



/s/ Ricardo Poma              Director
Ricardo Poma



/s/ Calvin W. Aurand, Jr.     Director
Calvin W. Aurand, Jr.

                  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois on April 27, 1998.








                                            U.S. Can Corporation
                                            1998 Employee Stock Purchase Plan





                                    By:     /s/ Anthony F. Bonadonna
                                            Anthony F. Bonadonna

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                               EXHIBITS FILED WITH

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933



                              U.S. CAN CORPORATION

                              U.S. CAN CORPORATION

                                  EXHIBIT INDEX


                                                                Location Of
                                                                Document in
                                                                Sequential
   Exhibit                                                       Numbering
     No.      Description                                         System

     5.1      Opinion of Ross & Hardies  regarding                  11
              legality of shares of Common Stock.

     23.1     Consent of Arthur Andersen LLP.                       13

     23.2     Consent of Ross & Hardies (contained                  11
              in opinion filed as Exhibit 5.1).

     24.1     Power of Attorney.*                                    7

              *Power of attorney is contained in signature.